                                  $786,800,000

                          ANRC AUTO OWNER TRUST 1999-A
             $125,000,000 6.16625% ASSET-BACKED NOTES, CLASS A-1
               $314,000,000 6.54% ASSET-BACKED NOTES, CLASS A-2 $196,000,000 6.75% ASSET-BACKED NOTES, CLASS A-3 $151,800,000 6.94% ASSET-BACKED NOTES, CLASS A-4

                       AUTONATION RECEIVABLES CORPORATION

                             UNDERWRITING AGREEMENT


________________________________________________________________October 14, 1999


Chase Securities Inc.,
   as Representative of the Several Underwriters
270 Park Avenue, 7th Floor
New York, New York 10017

Ladies and Gentlemen:

1. Introductory. AutoNation Receivables Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to cause ANRC Auto Owner Trust 1999-A (the "Trust") to issue and sell $125,000,000 aggregate principal amount of 6.16625% Asset-Backed Notes, Class A-1 (the "Class A-1 Notes"), $314,000,000 aggregate principal amount of 6.54% Asset- Backed Notes, Class A-2 (the "Class A-2 Notes"), $196,000,000 aggregate principal amount of 6.75% Asset-Backed Notes, Class A-3 (the "Class A-3 Notes") and $151,800,000 aggregate principal amount of 6.94% Asset-Backed Notes, Class A-4 (the "Class A-4 Notes" and, together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Notes"). The Notes will be issued pursuant to an Indenture, to be dated as of October 1, 1999 (the "Indenture"), between the Trust and The Chase Manhattan Bank, a New York banking corporation as indenture trustee (in such capacity, the "Indenture Trustee").

2.

3. The assets of the Trust will include, among other things, a pool of motor vehicle retail installment sales contracts (the "Contracts"), all of which are secured by new and/or used automobiles and/or light-duty trucks, all monies due on the Contracts or received thereunder after the Cut-Off Date, such Contracts to be sold to the Trust by the Company and to be serviced for the Trust by AutoNation Financial Services Corp. ("AutoNation Financial Services" or, in its capacity as servicer, the "Servicer"). Capitalized terms used but not defined herein have the meanings ascribed thereto in the Sale and Servicing Agreement, to be dated as of October 1, 1999 (the "Sale and Servicing Agreement"), by and among the Trust, the Company, AutoNation Financial Services, as Servicer and Custodian and the Indenture Trustee or, if not defined therein, in the Indenture, the Owner Trust Agreement or the Receivables Purchase Agreement, as the case may be. As used herein, "Basic Documents" shall have the meaning specified in the Sale and Servicing Agreement. The Company hereby agrees with the several Underwriters named in Schedule A hereto (collectively, the "Underwriters") as follows:
4.
5. Representations and Warranties of the Company and AutoNation Financial Services Corp. The Company and AutoNation Financial Services, each with respect to itself only, represent and warrant to, and agree with, the several Underwriters that:

6.
         (a) A registration statement on Form S-3 (No. 333-81615) relating to the Notes, including a form of prospectus, has been filed with the Securities and Exchange Commission (the "Commission") and either (i) has been declared effective under the Securities Act of 1933, as amended (the "Securities Act"), and is not proposed to be amended or
         (ii) is proposed to be amended by amendment or post-effective amendment. If the Company does not propose to amend the registration statement, and if any post-effective amendment to the registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent post-effective amendment has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) under the Securities Act ("Rule 462(c)"). For purposes of this Agreement, "Effective Time" means (i) if the Company has advised Chase Securities Inc., as representative of the several Underwriters (in such capacity, the "Representative"), that it does not propose to amend the registration statement, the date and time as of which the registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (ii) if the Company has advised the Representative that it proposes to file an amendment or post-effective amendment to the regis-tration statement, the date and time as of which the registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. "Effective Date" means the date of the Effective Time. The registration statement, as amended at the Effective Time, including all information (if any), deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A(b) ("Rule 430A(b)") under the Securities Act, is hereinafter referred to as the "Registration Statement". Any preliminary prospectus and preliminary prospectus supplement included in the Registration Statement which, as of the Effective Date, omits the information (if any) deemed to be a part of the initial Registration Statement as of such time pursuant to Rule 430A(b) is hereinafter referred to collectively as the "Preliminary Prospectus". The form of prospectus and prospectus supplement relating to the Notes, as first filed with the Commission pursuant to and in accordance with Rule 424(b) under the Securities Act ("Rule 424(b)") or, if no such filing is required, as included in the Registration Statement, is hereinafter referred to collectively as the "Prospectus". No document has been or will be prepared or distributed in reliance on Rule 434 under the Securities Act.

         (a) If the Effective Time is prior to the execution and delivery of this Agreement: (i) on the Effective Date, the Registration Statement conformed in all respects to the requirements of the Securities Act and the rules and regulations of the Commission (collectively, the "Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and
         (ii) on the date of this Agreement, the Registration Statement conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) the Registration Statement and the Prospectus will conform, in all respects to the requirements of the Securities Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time is subsequent to the execution and delivery of this Agreement: (i) on the Effective Date, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Securities Act and the Rules and Regulations, (ii) neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) no additional registration statement related to the Notes pursuant to Rule 462(b) has been or will be filed. The two preceding sentences do not apply to statements in, or omissions from, the Registration Statement or the Prospectus based upon
         (i) written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b), (ii) the information furnished to the Company by the Insurer set forth under the heading "The Insurer" in, or incorporated by reference in, the Prospectus and (iii) the information furnished to the Company by the Insurer set forth under the heading "The Insurance Policy" in the Prospectus.

         (a) Each of the Company and AutoNation Financial Services has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each of the Company and AutoNation Financial Services is duly qualified to do business as a foreign corporation in good standing in the State of Florida and in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification and in which the failure to so qualify, taken in the aggregate, would have a material adverse effect on it.

         (a) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company, AutoNation Financial Services or the Trust for the consummation of the transactions contemplated by this Agreement and the Basic Documents in connection with the issuance of the Notes and the Residual Interest Certificate and the sale by the Company of the Notes, except such as have been obtained or will be obtained by the Closing Date and made under the Securities Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), such as may be required under state securities laws and the filing of any financing statements required to perfect the Company's, the Trust's and the Indenture Trustee's interest in the Contracts, which financing statements will be filed in the appropriate offices on or prior to the Closing Date (as such term is defined in Section 3).

         (a) Neither the Company nor AutoNation Financial Services is in violation of its Certificate of Incorporation or By-laws or is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound which could have a material adverse effect on the ability of either the Company or AutoNation Financial Services to perform its obligations contemplated herein or in the other Basic Documents. The execution, delivery and performance of this Agreement and the other Basic Documents by the Company and AutoNation Financial Services, and the issuance of the Notes and the Residual Interest Certificate and the sale by the Company of the Notes and the compliance by the Company and AutoNation Financial Services with the terms and provisions hereof and thereof will not, subject to obtaining any consents or approvals as may be required under the securities or "blue sky" laws of various jurisdictions, result in a conflict with, or breach or violation of, any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or AutoNation Financial Services or any of their respective properties, or any agreement or instrument to which the Company or AutoNation Financial Services is a party or by which the Company or AutoNation Financial Services is bound or to which any of the properties of the Company or AutoNation Financial Services is subject, or the Certificate of Incorporation or By-laws of the Company and AutoNation Financial Services, except for conflicts, violations, breaches and defaults which individually or in the aggregate, would not be materially adverse to the Company or AutoNation Financial Services or materially adverse to the Company's or AutoNation Financial Services' ability to perform its obligations under this Agreement or the Basic Documents, and the Company has full power and authority to authorize the issuance of the Notes and the Residual Interest Certificate and to sell the Notes as contemplated by this Agreement, the Indenture and the Owner Trust Agreement, and each of the Company and AutoNation Financial Services has full power and authority to enter into this Agreement and the other Basic Documents and to consummate the transactions contemplated hereby and thereby.

         (a) On the Closing Date, the Company will have directed the Owner Trustee, on behalf of the Trust, to authenticate and execute the Residual Interest Certificate and, when delivered pursuant to the Owner Trust Agreement, the Residual Interest Certificate will have been duly issued and delivered and will constitute a valid and legally binding obligation of the Trust, entitled to the benefits provided in the Owner Trust Agreement and enforceable in accordance with its terms subject to enforcement of remedies to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and laws affecting creditors' rights and remedies generally, and the general principals of equity, including principals of commercial reasonableness and good faith and fair dealing, regardless of whether the aforementioned is sought in a proceeding in law or in equity.

         (a) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company or AutoNation Financial Services or any of their respective properties that, if determined adversely to the Company or AutoNation Financial Services, would be reasonably likely to individually or in the aggregate have a material adverse effect on the condition (financial or other), business or results of operations of the Company or AutoNation Financial Services, respectively, or would materially and adversely affect the ability of the Company or AutoNation Financial Services to perform its obligations under this Agreement or the other Basic Documents to which it is a party, or which are otherwise material in the context of the issuance and sale of the Notes or the issuance of the Residual Interest Certificate; and no such actions, suits or proceedings are to the Company's or AutoNation Financial Services' knowledge, contemplated.

         (a) As of the Closing Date, the representations and warranties of the Company and AutoNation Financial Services contained herein and in the other Basic Documents will be true and correct.

         (a) This Agreement and each other Basic Document to which it is a party has been duly authorized, executed and delivered by each of the Company and AutoNation Financial Services.

         (a) As of the Closing Date, the Company has directed the Owner Trustee, on behalf of the Trust, to execute and issue the Notes and to sell the Notes.

         (a) The Company's assignment and delivery of the Contracts to the Trust as of the Closing Date will vest in the Trust all of the Company's right, title and interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

         (a) The Trust's assignment of the Contracts to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

         (a) The computer disk of the Contracts created as of September 30, 1999, and made available to the Representative by the Servicer was complete and accurate as of the date thereof and includes an identifying description of the Contracts that are listed on Exhibit A to the Sale and Servicing Agreement.

         (a) Any taxes, fees and other governmental charges in connection with the execution, delivery and performance of this Agreement, the other Basic Documents and the Notes and any other agreements contemplated herein or therein shall have been paid or will be paid by the Company at or prior to the Closing Date to the extent then due.

         (a) The consummation of the transactions contemplated by this Agreement and the other Basic Documents, and the fulfillment of the terms hereof and thereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of the Company or AutoNation Financial Services pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument under which the Company or AutoNation Financial Services is a debtor or guarantor, except for conflicts, violations, breaches and defaults which individually or in the aggregate, would not be materially adverse to the Company or AutoNation Financial Services or materially adverse to the Company's or AutoNation Financial Services' ability to perform its obligations under this Agreement or the Basic Documents.

         (a) The Company is not and, after giving effect to the issuance of the Residual Interest Certificate and the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, will not be required to be registered as an "investment company" as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

1. Purchase, Sale and Delivery of Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of, in the case of (i) the Class A-1 Notes, 99.875% of the principal amount thereof; (ii) the Class A-2 Notes, 99.798143% of the principal amount thereof; (iii) the Class A-3 Notes, 99.764353% of the principal amount thereof; and (iv) the Class

A-4 Notes, 99.734524% of the principal amount thereof, in the respective principal amounts of each Class of the Notes set forth opposite the names of the Underwriters in Schedule A hereto.

2.

3. The Company will deliver against payment of the purchase price, the Notes of each Class in the form of one or more permanent global securities in definitive form (the "Global Notes") deposited with the Indenture Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Notes will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Notes shall be made by the Underwriters in Federal (same day) funds by official check or checks or wire transfer to an account in New York previously designated to the Representative by the Company at a bank acceptable to the Representative at the offices of Weil, Gotshal & Manges LLP, New York, New York, at 10:00 a.m., New York time, on October 22, 1999, or at such other time not later than seven full business days thereafter as the Representative and the Company determine, such time being herein referred to as the "Closing Date", against delivery to the Indenture Trustee as custodian for DTC of the Global Notes representing all of the Notes. The Global Notes will be made available for checking at the above office of Weil, Gotshal & Manges LLP at least 24 hours prior to the Closing Date.

4.

5. The Company will deliver the Residual Interest Certificate to the above office of Weil, Gotshal & Manges LLP on the Closing Date. The Residual Interest Certificate so to be delivered will be in definitive form, in authorized denominations and registered in the name of the Company and will be made available for checking at the above office of Weil, Gotshal & Manges LLP at least 24 hours prior to the Closing Date.

6.

7. Pursuant to Rule 15c6-1(d) under the Exchange Act, the parties hereto have agreed that the Closing Date will be not later than October 22, 1999, unless otherwise agreed to as described above.

8.

9. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Notes for sale to the public as set forth in the Prospectus.

10.

11. Certain Agreements of the Company. The Company agrees with the several
Underwriters:

12.

         (a) If the Effective Time is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representative, subparagraph (4)) of Rule 424(b) not later than the second business day following the execution and delivery of this Agreement. The Company will advise the Representative promptly of any such filing pursuant to Rule 424(b).

         (a) The Company will advise the Representative promptly of any proposal to amend or supplement the registration statement as filed or the related prospectus, or the Registration Statement or the Prospectus, and will not effect such amendment or supplementation without the Representative's reasonable consent; and the Company will also advise the Representative promptly of the effectiveness of the Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

         (a) If, at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will promptly notify the Representative of such event and will promptly prepare and file with the Commission (subject to the Representative's prior review pursuant to Section 5(b)), at its own expense, an amendment or supplement which will correct such statement or omission, or an amendment which will effect such compliance. Neither the Representative's consent to, nor the Underwriters delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

         (a) As soon as practicable, but not later than the Availability Date (as defined below), the Company will cause the Trust to make generally available to the Noteholders an earnings statement of the Trust covering a period of at least 12 months beginning after the Effective Date which will satisfy the provisions of Section 11(a) of the Securities Act. For the purpose of the preceding sentence, "Availability Date" means the 90th day after the end of the Trust's fourth fiscal quarter following the fiscal quarter that includes such Effective Date.

         (a) The Company will furnish to the Representative copies of the Registration Statement (including all exhibits), each Preliminary Prospectus, and, so long as delivery of a prospectus relating to the Notes is required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative reasonably requests. The Prospectus shall be so furnished on or prior to 3:00 p.m., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

         (a) The Company will arrange for the qualification of the Notes for offering and sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representative may reasonably designate and will continue such qualifications in effect so long as required for the distribution of the Notes; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation to do business, to file a general consent to service of process in any such jurisdiction or subject itself to taxation in any jurisdiction to which it is not subject.

         (a) For a period from the date of this Agreement until the retirement of the Notes (i) the Company will furnish to the Representative and, upon request, to each of the other Underwriters, copies of each certificate and the annual statements of compliance delivered to the Indenture Trustee pursuant to Section 3.09 of the Indenture and Sections 3.08 and 3.09 of the Sale and Servicing Agreement and the annual independent certified public accountant's servicing reports furnished to the Indenture Trustee pursuant to Section 3.10 of the Sale and Servicing Agreement, by first-class mail as soon as practicable after such statements and reports are furnished to the Indenture Trustee, and (ii) such other forms of periodic certificates or reports as may be delivered to the Indenture Trustee, the Owner Trustee or the Noteholders un-der the Indenture, the Sale and Servicing Agreement or the other Basic Documents.

         (a) So long as any Note is outstanding, the Company will furnish to the Representative by first-class mail as soon as practicable, (i) all documents distributed, or caused to be distributed, by the Company to the Noteholders, (ii) all documents filed or caused to be filed by the Company with the Commission pursuant to the Exchange Act or any order of the Commission thereunder and (iii) such other information in the possession of the Company concerning the Trust as the Representative from time to time may reasonably request.

         (a) Subject to the provisions of Section 9 hereof, the Company will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriters (if and to the extent incurred by them) for any filing fees and other expenses (including fees and disbursements of counsel) incurred by them in connection with qualification of the Notes for sale in jurisdictions that the Representative may designate pursuant to Section 5(f) hereof and determination of their eligibility for investment under the laws of such jurisdictions as the Representative reasonably designates and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Notes, for any travel expenses of the officers and employees of the Underwriters and any other expenses of the Underwriters in connection with attending or hosting meetings with prospective purchasers of the Notes and for expenses incurred in distributing the Preliminary Prospectuses and the Prospectuses (including any amendments and supplements thereto).

         (a) To the extent, if any, that the rating provided with respect to the Notes by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's", together with Moody's, the "Rating Agencies"), is conditioned upon the furnishing of documents or the taking of any other action by the Company, the Company shall furnish such documents and take any such other action.

         (a) On or before the Closing Date, the Company and AutoNation Financial Services shall annotate and indicate unambiguously in the computer records of the Company and AutoNation Financial Services relating to the Contracts to show the Trust's absolute ownership of the Contracts, and from and after the Closing Date neither the Company nor AutoNation Financial Serv-ices shall take any action inconsistent with the Trust's ownership of such Contracts, other than as permitted by the Basic Documents.

1. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Notes on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and AutoNation Financial Services herein, to the accuracy of the statements of officers of the Company and AutoNation Financial Services made pursuant to the provisions hereof, to the performance by the Company and AutoNation Financial Services of their respective obligations hereunder and to the following additional conditions precedent:

2.
         (a) The Representative shall have received a letter, dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of Arthur Andersen, LLP, in form and substance satisfactory to the Representative and counsel for the Underwriters, confirming that they are independent public accountants within the meaning of the Securities Act and the applicable Rules and Regulations and stating in effect that (i) they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Trust, AutoNation Financial Services and the Company) set forth in the Registration Statement and the Prospectus (and any supplements thereto), agrees with the accounting records of the Trust, AutoNation Financial Services and the Company, excluding any questions of legal interpretation, and (ii) they have performed certain specified procedures with respect to the Contracts.

             For purposes of this subsection (a), (i) if the Effective Time is subsequent to the execution and delivery of this Agreement, "Registration Statement" shall mean the registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to the Effective Time, including all information (if any) deemed to be a part of the initial registration statement as of such time pursuant to Rule 430A(b), and (ii) "Prospectus" shall mean the prospectus included in the Registration Statement. All financial statements and schedules included in material incor-porated by reference into the Prospectus shall be deemed included in the Registration Statement for purposes of this subsection.

         (a) If the Effective Time is not prior to the execution and delivery of this Agreement, the Effective Time shall have occurred not later than 10:00 p.m., New York time, on the date of this Agreement or such later date as shall have been consented to by the Representative. If the Effective Time is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a). Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representative after due inquiry, shall be contemplated by the Commission.

         (a) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in or affecting particularly the business, properties or financial condition of the Company, AutoNation Financial Services or the Insurer which, in the judgment of a majority in interest of the Underwriters (including the Representative), materially impairs the investment quality of each Class of the Notes or makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for each Class of the Notes;
         (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (iii) any banking moratorium declared by Federal, Delaware or New York authorities; or (iv) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters (including the Representative), the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for each Class of the Notes.

         (a) The Representative shall have received an opinion of Weil, Gotshal & Manges LLP, special counsel to the Company and AutoNation Financial Services, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that:

         (i) the Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business, in each case as described in the Prospectus; the Company is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing is not reasonably likely to have a material adverse effect on the performance of its obligations under the Basic Documents;

         (i) AutoNation Financial Services has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business, in each case as described in the Prospectus; AutoNation Financial Services is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing is not reasonably likely to have a material adverse effect on the performance of its obligations under the Basic Documents;

         (i) each of the direction by the Company to the Indenture Trustee to authenticate the Notes and the direction by the Company to the Owner Trustee to execute the Notes has been duly authorized by the Company and, when the Notes have been duly executed and delivered by the Owner Trustee and, when authenticated by the Indenture Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will be duly and validly issued and outstanding and will be entitled to the benefits of the Indenture;

         (i) this Agreement and each other Basic Document to which the Company or AutoNation Financial Services is a party (A) has been duly authorized by all necessary corporate action by the Company or AutoNation Financial Services, as applicable, (B) has been duly and validly executed and delivered by the Company or AutoNation Financial Services, as applicable, and (C) constitutes the legal, valid and binding agreement of the Company or AutoNation Financial Services, as applicable, enforceable against the Company or AutoNation Finan-cial Services, as applicable, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights and remedies generally from time to time in effect, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except that rights to indemnification or contribution thereunder may be limited by Federal and state securities laws or public policy relating thereto;

         (i) no Governmental Approval by any Governmental Authority is required for the execution, delivery and performance by the Company of the Basic Documents to which it is a party, for the execution, delivery and performance by AutoNation Financial Services of the Basic Documents to which it is a party or for the consummation of the transactions contemplated by the Basic Documents, except (i) such Governmental Approvals as have been obtained and made under the Securities Act, (ii) such Governmental Approvals as may be required by state securities or "blue sky" laws of any jurisdiction in connection with the offer and sale of the Notes, as to which such counsel expresses no opinion, and
         (iii) such Governmental Approvals specified in such opinion as have already been obtained; where (i) the term "Applicable Laws" means the laws, rules and regulations of the State of New York or the United States; (ii) the term "Governmental Authority" means any legislative, judicial, administrative or regulatory body of the State of New York or the United States; and (iii) the term "Governmental Approval" means any consent, approval, waiver, license, authorization or other action by or filing with any Governmental Authority pursuant to Applicable Laws, which are specified in such opinion;

         (i) the execution, delivery and performance of this Agreement and the other Basic Documents to which it is a party by the Company and the execution, delivery and performance of this Agreement and the Basic Documents to which it is a party by AutoNation Financial Services will not conflict with or violate, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of AutoNation Financial Services or the Company pursuant to (i) the terms of the Certificate of

         Incorporation or the By-Laws of either AutoNation Financial Services or the Company or (ii) to the best of such counsel's knowledge and information, any statute, rule, regulation or order of any Governmental Authority or any material agreement or instrument known to such counsel to which AutoNation Financial Services or the Company is a party or by which AutoNation Financial Services or the Company or any of their respective properties is bound, which, in either case would have a material adverse effect on either AutoNation Financial Services or the Company;

         (i) no fact has come to the attention of such counsel which would lead such counsel to believe that the Registration Statement or any amendment thereto, as of its effective date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Registration Statement and the Prospectus complies in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder; and such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial, numerical, statistical and quantitative information contained in the Registration Statement or the Prospectus;

         (i) to the best knowledge of such counsel, there is no litigation, proceeding or governmental investigation to which the Company or AutoNation Financial Services is a party or overtly threatened before any court, administrative agency or other tribunal having jurisdiction over AutoNation Financial Services or the Company, (i) that are required to be disclosed in the Registration Statement, (ii) asserting the invalidity of this Agreement, any other Basic Document or the Notes
         (iii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or the other Basic Documents or (iv) which might materially and adversely affect the performance by the Company or AutoNation Financial Services of its obligations under, or the validity or enforceability of, this Agreement, any other Basic Document or the Notes; and

         (i) assuming that the Contracts are in substantially one of the forms attached to such opinion, the Contracts are "chattel paper" as defined in the UCC as in effect in the State of New York.

(a) The Representative shall have received an opinion of Weil, Gotshal & Manges LLP, special counsel to the Company and AutoNation Financial Services, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that:

         (i) the provisions of the Receivables Purchase Agreement are effective to create a valid security interest under and as defined in Section 1-201(37) of the UCC as in effect in the State of New York in favor of the Company in AutoNation Financial Services' rights in the Contracts and the proceeds thereof (subject to Section 9-306 of the UCC as in effect in the State of New York) as security for the obligations of AutoNation Financial Services thereunder;

         (i) the provisions of the Sale and Servicing Agreement are effective to create a valid security interest under and as defined in Section 1-201(37) of the UCC as in effect in the State of New York in favor of the Trust in the Company's rights in the Contracts and the proceeds thereof (subject to Section 9-306 of the UCC as in effect in the State of New York) as security for the obligations of the Company thereunder;

         (i) the provisions of the Indenture are effective to create, in favor of the Indenture Trustee, a valid security interest under and as defined in Section 1-201(37) of the UCC as in effect in the State of New York in the Trust's rights in the Contracts and the proceeds thereof (subject to Section 9-306 of the UCC) as security for the obligations of the Trust thereunder;

         (i) the Owner Trust Agreement is not required to be qualified under the Trust Indenture Act;

         (i) the Indenture has been duly qualified under the Trust Indenture
         Act;

         (i) the Registration Statement was declared effective under the Securities Act as of the date specified in such opinion, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Registration Statement, and, such counsel is not aware of any stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued. To the best knowledge of such counsel, no proceedings for that purpose have been instituted or overtly threatened by the Commission under the Securities Act, and the Registration Statement and the Prospectus, and each amendment thereof or supplement thereto, if any, as of their respective effective or issue dates, complies as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations;

         (i) assuming due authorization, execution and delivery by the Indenture Trustee and the Owner Trustee, the Indenture constitutes the legal, valid and binding agreement of the Trust, enforceable against the Trust in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights and remedies generally from time to time in effect, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing, (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that rights to indemnification or contribution thereunder may be limited by Federal and state securities laws or public policy relating thereto; and

         (i) neither the Trust nor the Company is, and, after giving effect to the issuance and sale of the Notes and the Residual Interest Certificate and the application of the proceeds thereof, as described in the Prospectus, neither the Trust nor the Company will be, an "investment company" as defined in the Investment Company Act or a company

         "controlled by" an "investment company" within the meaning of the Investment Company Act.

(a) The Representative shall have received an opinion of Weil, Gotshal & Manges LLP, special tax counsel for the Company, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that for Federal income tax purposes (i) the Notes will be characterized as indebtedness, (ii) the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation and
(iii) the statements set forth in the Prospectus under the headings "Summary-ERISA Considerations", "ERISA Considerations", "Summary-Tax Status" and "Material Federal Income Tax Consequences" to the extent such statements constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

(a) The Representative shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the validity of the Notes, the Registration Statement, the Prospectus and other related matters as the Representative may require, and the Company shall have furnished to such counsel such documents as it may request for the purpose of enabling it to pass upon such matters.

(a) The Representative shall have received a certificate, dated the Closing Date, of the Chairman of the Board, the President, any Vice-President or a principal financial or accounting officer of each of the Company and AutoNation Financial Services in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company or AutoNation Financial Services, as applicable, in this Agreement are true and correct in all material respects; the Company or AutoNation Financial Services, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date in all material respects; the representations and warranties of the Company or AutoNation Financial Services, as applicable, in the Basic Documents are true and correct as of the dates specified in such agreements in all material respects; the Company or AutoNation Financial Services, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such Basic Documents at or prior to the Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and, subsequent to the date of the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), business, properties or results of operations of the Company or AutoNation Financial Services or their respective businesses except as set forth in or contemplated by the Prospectus or as described in such certificate.

(a) The Representative shall have received an opinion of Thacher, Proffitt & Wood, counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that:

         (i) the Indenture Trustee has been legally incorporated and, based upon a certificate of good standing issued by the state in which incorporated, is validly existing as a banking corporation in good standing under the laws of the State of New York, and has the requisite entity power and authority to execute and deliver the Basic Documents to which the Indenture Trustee is a party and to perform its obligations thereunder;

         (i) with respect to the Indenture Trustee, the performance of its obligations under the Basic Documents to which the Indenture Trustee is a party and the consummation of the transactions contemplated thereby do not require any consent, approval, authorization or order of, filing with or notice to any court, agency or other governmental body, except such as may be required under the securities laws of any state or such as have been obtained, effected or given;

         (i) with respect to the Indenture Trustee, the performance of its obligations under the Basic Documents to which the Indenture Trustee is a party and the consummation of the transactions contemplated thereby will not result in: (a) any breach or violation of its certificate of incorporation or bylaws or (b) any breach or violation of any statute or regulation or, to the knowledge of such counsel, any order of any court, agency or other governmental body;

         (i) to the knowledge of such counsel, with respect to the Indenture Trustee, there is no legal action, suit, proceeding or investigation before any court, agency or other governmental body pending or threatened against it which, either in one instance or in the aggregate, draws into question the validity of any of the Basic Documents to which the Indenture Trustee is a party, seeks to prevent the consummation of any of the transactions contemplated by any of the Basic Documents to which the Indenture Trustee is a party or would impair materially its ability to perform its obligations under any of the Basic Documents to which the Indenture Trustee is a party;

         (i) each of the Basic Documents to which the Indenture Trustee is a party has been duly authorized, executed and delivered by the Indenture Trustee and, assuming the necessary authorization, execution and delivery thereof by the other parties thereto, is a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder against the Indenture Trustee in accordance with its terms; and

         (i) the Notes have been duly authenticated and delivered by the Indenture Trustee in accordance with the Indenture.

(a) The Representative shall have received an opinion of Emmet, Marvin & Martin, counsel to the Owner Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that:

         (i) the Owner Trustee has been duly incorporated and is validly existing as a banking corporation in good standing under the laws of the State of Delaware;

         (i) the Owner Trustee has the power and authority to execute, deliver and perform its obligations under, the Owner Trust Agreement and, on behalf of the Trust, under the Basic Documents to which the Trust is a party, the Owner Trustee has duly authorized, executed and delivered such Basic Documents and such Basic Documents (other than the Owner Trust Agreement) constitute the legal, valid and binding obligation of the Owner Trustee in accordance with their terms, except that certain of such obligations may be enforceable solely against the Trust Estate, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights and remedies generally from time to time in effect, and subject, as to enforceability, to gen-eral principles of equity, including principles of commercial reasonableness, good faith and fair dealing, (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that rights to indemnification or contribution thereunder may be limited by Federal and state securities laws or public policy relating thereto;

         (i) the Owner Trust Agreement has been duly authorized, executed and delivered by the Owner Trustee;

         (i) the execution and delivery by the Owner Trustee of the Owner Trust Agreement and, on behalf of the Trust, of the other Basic Documents to which it is a party and the performance by the Owner Trustee of its obligations thereunder do not conflict with, result in a breach or violation of, or constitute a default under the Certificate of Incorporation or By-laws of the Owner Trustee; and

         (i) the execution, delivery and performance by the Owner Trustee of the Owner Trust Agreement and, on behalf of the Trust, of the other Basic Documents to which it is a party do not require any consent, approval or authorization of, or any registration or filing with, any Delaware or United States Federal governmental authority having jurisdiction over the banking or trust powers of the Owner Trustee, other than those consents, approvals or authorizations as have been obtained and the filing of the Certificate of Trust with the Secretary of State of the State of Delaware, which have been duly filed.

(a) The Representative shall have received an opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Trust, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that:

         (i) the Trust has been duly formed and is validly existing and in good standing as a business trust under the Delaware Business Trust Act, 12 Del. C. ss.3801 et seq. (the "Delaware Act");

         (i) the Trust has the power and authority under the Delaware Act and the Owner Trust Agreement, and the Owner Trust Agreement authorizes the Owner Trustee, to execute, deliver and perform its ob-
                  ligations under each Basic Document to which it is a party and the Notes;

                  (i) assuming that the security interest created by the Indenture in the Contracts has been duly created and has attached, upon the filing of a financing statement with the Secretary of State of the State of Delaware the Indenture Trustee will have a perfected security interest in the Trust's rights in such Contracts and the proceeds thereof that constitute either accounts, chattel paper or general intangibles, and such security interest will be prior to any other security interest granted by the Trust that is perfected solely by the filing of financing statements under the UCC as in effect in the State of Delaware (the "Delaware UCC"), excluding purchase money security interests unders Section 9-312(4) of the Delaware UCC and temporarily perfected security interests in proceeds unders Section 9-306(3) of the Delaware UCC;

                  (i) assuming that the Contracts are in substantially one of the forms attached to such opinion, the Contracts are "chattel paper" as defined in the UCC as in effect in the State of Delaware;

                  (i) no re-filing or other action is necessary under the Delaware UCC in order to maintain the perfection of such security interest except for the filing of continuation statements at five year intervals;

                  (i) under 12 Del. C. Section 3805(b), no creditor of any holder of a certificate (including any creditor of the Company in its capacity as holder of the Residual Interest Certificate) shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Owner Trust Agreement;

                  (i) assuming that such is the case for Federal tax purposes, for Delaware state franchise and income tax purposes (A) the Notes will be characterized as debt and (B) the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation; and

                  (i) the Owner Trust Agreement constitutes the legal, valid and binding obligation of each of the Owner Trustee and the Company, enforceable against each of them in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect, and subject, as to enforceability, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law), except that such counsel need not express an opinion with respect to indemnification or contribution provisions which may be deemed to be in violation of the public policy underlying any law or regulation.

(a) The Representative shall have received an opinion of Weil, Gotshal & Manges LLP, counsel to the Company, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, (i) with respect to the characterization of the transfer of the Contracts by AutoNation Financial Services to the Company and (ii) to the effect that should AutoNation Financial Services become the debtor in a case under Title 11 of the United States Code (the "Bankruptcy Code") and the Company would not otherwise properly be a debtor in a case under the Bankruptcy Code, and if the matter were properly briefed and presented to a court exercising bankruptcy jurisdiction, the court, exercising reasonable judgment after full consideration of all relevant factors, should not order, over the objection of the Noteholders, the substantive consolidation of the assets and liabilities of the Company with those of AutoNation Financial Services.

(a) The Representative shall have received evidence satisfactory to it and its counsel that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the office of the Secretary of State of the state of
(i) Florida reflecting the transfer of the interest of AutoNation Financial Services in the Contracts and the proceeds thereof to the Company and the transfer of the interest of the Company in the Contracts and the proceeds thereof to the Trust and (ii) Delaware reflecting the grant of the security interest by the Trust in the Contracts and the proceeds thereof to the Indenture Trustee.

(a) The Representative shall have received an opinion of Weil, Gotshal & Manges LLP, special counsel to the Company, dated the Closing Date and satisfactory in form and substance to the Representative and the counsel for the Underwriters to the effect that (i) the provisions of the Indenture are effective to create a valid security interest in favor of the Indenture Trustee, to secure payment of the Notes, in all "securities entitlements" (as defined in Section 8-102(a)(17) of the UCC as in effect in the State of New York) with respect to "financial assets" (as defined in Section 8-102(a)(9) of the UCC as in effect in the State of New York) now or hereafter credited to the Spread Account (such securities entitlements, the "Securities Entitlements") and (ii) no security interest of any other creditor of the Trust will be prior to the security interest of the Indenture Trustee in such Securities Entitlements.

(a) Each Class of Notes shall have been rated in the highest rating category by both Moody's or Standard & Poor's.

(a) The Representative shall have received a letter, dated the Closing Date, of Arthur Andersen, LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than five days prior to such Closing Date for purposes of this subsection.

(a) On or prior to the Closing Date, the Residual Interest Certificate shall have been issued to the Company.

(a) The Representative shall either (i) be an addressee, together with the other Underwriters, of each opinion rendered by Weil, Gotshal & Manges LLP and each other counsel for the Company to the Insurer or either Standard & Poor's or Moody's in connection with the rating of any Class of the Notes or (ii) have received from Weil, Gotshal & Manges LLP and each other counsel for the Company, a letter dated the Closing Date to the effect that the Underwriters may rely upon each opinion rendered by such counsel to the Insurer or either Standard & Poor's or Moody's in connection with the rating of any Class of the Notes, as if each such opinion were addressed to the Underwriters.

(a) The Representative shall have received an opinion of Tripp Scott, P.A., special Florida counsel to the Company and AutoNation Financial Services, dated the Closing Date, to the effect that:

         (i) the financing statement on Form UCC-1 naming AutoNation Financial Services as debtor is in appropriate form for filing in the relevant filing office under the UCC as in effect in the State of Florida. Upon the filing of such financing Statement in the relevant filing office, the security interest in favor of the Company in the Contracts and proceeds thereof will be perfected, and no other security interest of any other creditor of AutoNation Financial Services will be equal or prior to such security interest;

         (i) the financing statement on Form UCC-1 naming the Company as debtor is in appropriate form for filing in the relevant filing office under the UCC as in effect in the State of Florida. Upon the filing of such financing statement in the relevant filing office, the security interest in favor of the Owner Trustee in the Contracts and proceeds thereof will be perfected, and no other security interest of any other creditor of the Company will be equal or prior to such security interest; and

         (i) assuming that such is the case for Federal tax purposes, for Florida state franchise and Florida state income tax purposes (A) the Notes will be characterized as debt and (B) the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation.

(a) The Representative shall have received an opinion of Kutak Rock, counsel to the Insurer, dated the Closing Date, to the effect that:

         (i) the Insurer is a stock insurance corporation, duly incorporated and validly existing under the laws of the State of New York. The Insurer is validly licensed and authorized to issue the Insurance Policy and perform its obligations under the Insurance Policy in accordance with the terms thereof, under the laws of the State of New York;

         (i) the execution and delivery by the Insurer of the Insurance Policy are within the corporate power of the Insurer, and each has been authorized by all necessary corporate action on the part of the Insurer; the Insurance Policy has been duly executed and is the legal, valid and binding obligation of the Insurer enforceable in accordance with its terms, except that the enforcement of the Insurance Policy may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law);

         (i) the Insurer is authorized to deliver the Insurance Agreement and the Indemnification Agreement and, assuming due execution by the other parties thereto, the Insurance Agreement and the Indemnification Agreement have been duly executed and are the valid and binding obligations of the Insurer enforceable in accordance with their terms, except that the enforcement of the Insurance Agreement and the Indemnification Agreement may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law) and, in the case of the Indemnification Agreement, also subject to principles of public policy limiting the right to enforce the indemnification provisions contained therein insofar as such provisions relate to indemnification for liabilities arising under the securities laws;

         (i) no consent, approval, authorization or order of any state or Federal court or governmental agency or body is required on the part of the Insurer, the lack of which would adversely affect the validity or enforceability of either the Insurance Policy, the Insurance Agreement or the Indemnification Agreement; to the extent failure to comply with applicable legal requirements would adversely affect validity or enforceability of the Insurance Policy, the Insurance Policy form has been filed with, and approved by, all governmental authorities having jurisdiction over the Insurer in connection with such Insurance Policy;

         (i) to the extent the Insurance Policy constitutes a security within the meaning of Section 2(1) of the Securities Act, it is a security that is exempt from the registration requirements of the Securities Act; and

         (i) the information set forth under the headings "Description of the Insurance Policy" in the Prospectus and "Form of Note Guaranty Insurance Policy" in Exhibit A to the Prospectus insofar as such information constitutes a description of the Insurance Policy, accurately summarizes such Insurance Policy.

(a) Each of the Basic Documents (originals or copies thereof, as appropriate) shall have been duly executed and delivered to the Representative by the parties thereto.

         The Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests.

         The Representative may, in its sole discretion, waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

1.       Indemnification and Contribution.
2.
         (a) The Company and AutoNation Financial Services will, jointly and severally, indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any Preliminary Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided that neither the Company nor AutoNation Financial Services will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company or AutoNation Financial Services by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below, the information furnished to the Company by the Insurer set forth under the heading "The Insurer" in, or incorporated by reference in, the Prospectus and the information furnished to the Company by the Insurer set forth under the heading "The Insurance Policy" in the Prospectus; provided, further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any Preliminary Prospectus, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any

         Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Notes, to the extent that the untrue statement or omission or alleged untrue statement or omission was eliminated or remedied in the Prospectus, which Prospectus was required to be delivered by such Underwriter under the Securities Act to such person and was not so delivered if the Company or AutoNation Financial Services had previously furnished copies thereof to such Underwriter; and provided, further, that any payments by the Company pursuant to this Section 7(a) shall be payable solely from amounts received pursuant to clause (xii) of Section 4.03(a) of the Sale and Servicing Agreement.

         (a) Each Underwriter will severally and not jointly indemnify and hold harmless the Company and AutoNation Financial Services against any losses, claims, damages or liabilities to which the Company or AutoNation Financial Services may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any Preliminary Prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company or AutoNation Financial Services in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: (i) the statements in the second to last paragraph of the cover page of the Prospectus concerning the terms of the offering by the Underwriters; (ii) the concession and reallowance figures appearing in the second paragraph under the heading "Underwriting" in the Prospectus; (iii) the statements in the first sentence of the fourth paragraph under the heading "Underwriting" in the Prospectus; and (iv) the statements in the fifth paragraph (concerning stabilizing and other activities) under the heading "Underwriting" in the Prospectus.

         (a) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and after acceptance by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party if indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

         (a) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection
         (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or
         (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (a) The obligations of the Company or AutoNation Financial Services under this Section shall be in addition to any liability which the Company or AutoNation Financial Services may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company or AutoNation Financial Services, to each officer of the Company and AutoNation Financial Services who has signed the Registration Statement and to each person, if any, who controls the Company or AutoNation Financial Services within the meaning of the Securities Act.

1. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Notes hereunder on the Closing Date and the aggregate principal amount of Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Notes that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Company for the purchase of such Notes by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Notes that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of Notes that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative and the Company for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

2.

3. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or AutoNation Financial Services or their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or the Company or AutoNation Financial Services or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Notes. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Notes by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company, AutoNation Financial Services and the Underwriters pursuant to Section 7 shall remain in effect. If the purchase of the Notes by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (ii), (iii) or (iv) of Section 6(c), the Company and AutoNation Financial Services, jointly and severally, will reimburse the Underwriters for all out-of pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Notes.

4.

5. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or sent by facsimile and confirmed to the Representative at Chase Securities Inc., 270 Park Avenue, 7th Floor, New York, New York 10017, Attention: Brad Dansker (facsimile: (212) 834-6562) or, if sent to the Company, will be mailed, delivered or sent by facsimile transmission and confirmed to it at 200 South Andrews Avenue, Fort Lauderdale, Florida 33301,
Attention: Attention: Kathleen W. Hyle, President (facsimile: (954) 769-7297), and if to AutoNation Financial Services, will be mailed, delivered or sent by facsimile transmission and confirmed to it at 200 South Andrews Avenue, Fort Lauderdale, Florida 33301, Attention: Kathleen W. Hyle, Vice President--Finance and Treasurer (facsimile: (954) 769-7297); provided that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telecopied and confirmed to such Underwriter.

6.

7. No Bankruptcy Petition. Each Underwriter agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Company or by a trust for which the Company was the depositor which securities were rated by any nationally recognized statistical rating organization, together with all amounts due and owing to the Insurer under the Basic Documents or any other transaction documents relating to any such securities, it will not institute against, or join or intentionally cooperate with any other person in instituting against, the Company or the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.

8.

9. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

10.

11. Representation of Underwriters. The Representative will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

12.

13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all such counterparts shall together constitute one and the same Agreement.

14.

15. Applicable Law; Submission to Jurisdiction.

16.

17. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

18.

19. (b) Each of the Company and AutoNation Financial Services hereby submits to the nonexclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.

21.

         If the foregoing is in accordance with the Representative's understanding of our agreement, kindly sign and return to each of the Company and AutoNation Financial Services one of the counterparts hereof, whereupon it will become a binding agreement among the Company, AutoNation Financial Services and the several Underwriters in accordance with its terms.


                                Very truly yours,

                                AUTONATION RECEIVABLES CORPORATION


                                By: /s/ Leland F. Wilson
                                    -------------------------------
                                    Name:  Leland F. Wilson
                                    Title: Treasurer

                              AUTONATION FINANCIAL
                                 SERVICES CORP.


                                By: /s/ Kathleen W. Hyle
                                    -------------------------------
                                    Name:  Kathleen W. Hyle
                                    Title: Assistant Treasurer


The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written:

CHASE SECURITIES INC., acting on behalf of itself and as the Representative of the several Underwriters


By:  /s/ Brad Dansker
     ----------------
     Name:  Brad Dansker
     Title: Vice President

                                                    SCHEDULE A


-------------------------------------------------------------------------------------------------------------------
               Underwriter                   Amount of           Amount of           Amount of          Amount of
                                             Class A-1           Class A-2           Class A-3          Class A-4
                                               Notes               Notes               Notes              Notes
-------------------------------------------------------------------------------------------------------------------

Chase Securities Inc.                       $35,937,500         $90,275,000         $56,350,000        $43,642,500

First Union Securities, Inc.                $35,937,500         $90,275,000         $56,350,000        $43,642,500

Bank One Capital Markets, Inc.              $18,750,000         $47,100,000         $29,400,000        $22,770,000

Credit Suisse First Boston                  $18,750,000         $47,100,000         $29,400,000        $22,770,000

Bear, Stearns & Co. Inc.                    $15,625,000         $39,250,000         $24,500,000        $18,975,000

         Total:                             $125,000,000        $314,000,000        $196,000,000       $151,800,000
-------------------------------------------------------------------------------------------------------------------